Exhibit 10.61

[ * ] – CERTAIN INFORMATION IN THIS DOCUMENT HAS BEEN EXCLUDED PURSUANT TO REGULATION S-K, iTEM 601(B)(10).  sUCH EXCLUDED INFORMATION IS NOT MATERIAL AND WOULD LIKELY CAUSE COMPETITIVE HARM TO THE REGISTRANT IF PUBLICLY DISCLOSED.

December 23, 2020

Robert I. Blum

President and Chief Executive Officer

Cytokinetics, Incorporated

280 East Grand Avenue

South San Francisco, CA 94080

USA

RE:Amendment to Collaboration Agreement; Extension of Research Term

Dear Mr. Blum:

As you know, Astellas Pharma Inc. (“Astellas”) and Cytokinetics, Inc. (“Cytokinetics”) are parties to that certain License and Collaboration Agreement for Other Skeletal Sarcomere Activators dated April 23, 2020 (the “Collaboration Agreement”), which sets forth the terms and conditions under which the Parties agreed to continue their collaboration with respect to the Other Skeletal Sarcomere Activators.  Capitalized terms used in this letter and not otherwise defined shall have the meaning ascribed to them in the Collaboration Agreement.  The Parties hereby agree to extend the Research Term as follows, effective as of the date first set forth above:

1.

In accordance with the second sentence of Section 5.2 of the Collaboration Agreement, the Parties hereby agree to extend the Research Term until March 31, 2021.  Therefore, Section 5.2 of the Collaboration Agreement is hereby amended to replace the phrase “December 31, 2020” in the first sentence of such section with the phrase “March 31, 2021.”

2.

For the continued performance by Cytokinetics of Research activities under the Research Plan during the extended period of January 1, 2021 to March 31, 2021 (“Extended Period”), the Parties agree and confirm that the Research Budget will include up to five (5) Cytokinetics FTEs that Astellas will support for the Extended Period. Therefore, the third sentence of Section 5.3 of the Collaboration Agreement is hereby deleted and replaced with the following: “The Research Plan shall also set forth the detailed budget for such Research activities, including a minimum of fifteen (15) Cytokinetics FTEs that Astellas shall support annually through December 31, 2020 and up to five (5) Cytokinetics FTEs that Astellas shall support for the quarterly period commencing January 1, 2021 and ending on March 31, 2021 (the “Cytokinetics Research FTEs”), the

Confidential

number of Astellas FTEs committed by Astellas during the Research Term and outsourced costs (the “Research Budget”).”
3.	The FTE Rate applicable during the Extended Period shall be [*] for the Extended Period adjusted in accordance with Section 1.46 of the Collaboration Agreement.

4.

For the avoidance of doubt, the reimbursement of Cytokinetics Research FTEs shall be made in accordance with Section 11.2 of the Collaboration Agreement and in accordance with Section 5.6 of the Collaboration Agreement, Astellas shall not be responsible for reimbursement of any costs for Cytokinetics Research FTEs in excess of the Research Budget as amended hereby.

5.	Except as agreed or amended hereby, all other terms of the Collaboration Agreement shall remain in full force and effect.

6.

This letter agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to any rules of conflict of laws.  Section 17.6(a) of the Collaboration Agreement shall apply to this letter agreement mutatis mutandis.

If the foregoing is acceptable to and agreed by Cytokinetics, please so indicate by having an authorized representative of Cytokinetics sign this letter in the appropriate signature line below, and return such signed copy to Shih-Chien Wang, Alliance Management Group, Business Development, at your earliest convenience. If you have any questions or comments, please do not hesitate to contact Shih-Chien at +81-3-3244-5257 or by e-mail at shihchien.wang@astellas. com.

Sincerely,

/s/Akihiko Iwai, Ph.D.

President, Drug Discovery Research

Astellas Pharma Inc.

Agreed and accepted:

Cytokinetics, Incorporated

By:	/s/ Robert I. Blum
Name:	Robert I. Blum
Title:	President and Chief Executive Officer
Date:	1/14/21